Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Agenus Inc.:
We consent to the incorporation by reference in the registration statement Form S-8 (Nos. 333‑40440, 333‑40442, 333‑50434, 333‑69580, 333‑106072, 333‑115984, 333‑143807, 333‑143808, 333‑151745, 333‑160084, 333‑160087, 333‑160088, 333‑176609, 333-183066, 333-183067 and 333-189926) and on Form S-3 (Nos. 333‑161277, 333‑163221, 333-185657 and 333-189534) of Agenus Inc. and subsidiaries of our reports dated March 7, 2014, with respect to the consolidated balance sheets of Agenus Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10‑K of Agenus Inc. and subsidiaries.

/s/ KPMG LLP
Boston, Massachusetts
March 7, 2014